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                                                                   Exhibit 10.12

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 1, 2000 between GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company"), and DENNIS P. WERNER (the "Executive"), an individual resident of the State of Georgia.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Company wishes to employ Executive as its Chief Operating Officer, and Executive wishes to serve in such position, on the terms and conditions set forth herein;

     WHEREAS, Executive desires to be assured of a secure minimum compensation from Company for his services over a defined term;

     WHEREAS, Company desires to assure the continued services of Executive on behalf of Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Company;

     WHEREAS, the Company recognizes that when faced with a proposal for a change of control of the Company, Executive may have a significant role in helping the Company's Executive Committee (the "Committee") assess the options and advising the Committee on what is in the best interests of the Company and its stockholders, and it is necessary for Executive to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

     WHEREAS, Company desires to provide fair and reasonable benefits to Executive on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Company desires reasonable protection of its confidential business and customer information which it has developed at substantial expense and assurance that Executive will not compete with Company for a reasonable period of time after termination of his employment with Company, except as otherwise provided herein.

     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Term. The term (the "Term") of this Agreement shall begin on the date
          ----
that the Company's committee has approved this Agreement, and (the "Effective Date") shall continue in effect for a period of two (2) years from the Effective Date (the "Initial Term"); provided, however, the Term shall be extended
                           --------  -------
automatically for an additional two-year period(each an "Additional Term") on each anniversary of the Effective Date unless either party hereto gives written notice to the other party not to so extend at least ninety (90) days prior thereto, in which case no further extension shall occur; provided further,
                                                         ----------------
however, that notwithstanding any such notice by the Company not to extend, the
-------
Term shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change in Control (as hereinafter defined).
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     2.    Employment and Duties. The Executive shall serve as the Chief
           ---------------------
Operating Officer of the Company, reporting to the President, and shall have such powers and duties as may from time to time be prescribed by the committee, provided that such duties are consistent with the Executive's position as a
--------
senior executive of the Company. The Company shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position.

     3.    Salary. For all services to be rendered by the Executive pursuant to
           ------
this Agreement, the Company hereby agrees to pay the Executive a base salary (the "Base Salary") at an annual rate of $150,000.00 per year during the Initial Term, payable in accordance with the Company's payroll practices in effect from time to time, and at a rate set by the compensation committee of the Company's committee of directors for any Additional Term. Any increase in Base Salary or other compensation granted by the compensation committee of the Company's committee of directors shall in no way limit or reduce any other obligation of the Company hereunder. Once established at an increased specified rate, the Base Salary hereunder shall not thereafter be reduced, and the term Base Salary used in this Agreement shall refer to the Base Salary as so increased.

     4.    Bonus and Special Option Award.
           ------------------------------

     (a) In addition to his Base Salary, upon completion of the first year of the Initial Term, Executive shall receive (i) a special bonus equal to no less than 50% of Base Salary and no more than 100% of Base Salary, payable on the first anniversary of Executive's employment with the Company; provided the Executive achieves each of the performance objectives set forth in Exhibit A
                                                                   ---------
attached hereto within the first year of the Initial Term. During the first year of the Initial Term, the bonus payments to Executive will be no less than $50,000 as set forth in Section 4(a)(i) and (ii) hereof shall be in lieu of his participation in any other incentive bonus programs that have been or may be established for other executive officers of the Company. Thereafter, in the discretion of the Company's committee of directors, the Executive may be awarded for each calendar year during the remainder of the Initial Term and any subsequent Additional Term, an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of the Company or otherwise on terms no less favorable than those awarded to other executive officers of the Company.

     (b) The Company agrees to grant to Executive options to purchase 500,000 shares of the common stock, no par value, of the Company at an option exercise price equal to $1.00 per share (the "Discounted Stock Options"). Such options shall be issued to Executive pursuant to a plan to be adopted by the Company's committee of directors, and the terms of the grant shall provide, among other things, (i) that 50% of the Discounted Stock Options so granted shall vest and become exercisable on the first anniversary date of grant and thereafter,50% shall vest as of the last day of each succeeding calendar year following the date of grant until all such options shall be fully vested; and (ii) the Discounted Stock Options may be exercised, once vested, up to ten years following the date of grant. Executive acknowledges and agrees that the Discounted Stock Options to be granted pursuant hereto are in lieu of any other stock option or stock incentive

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plans or programs that may be granted or extended to other executive officers of the Company during the Initial Term.

     5.   Benefits. The Executive shall be entitled to all benefits and
          --------
conditions of employment provided by the Company to its executive officers, including, without limitation, insurance, participation in the Company's vacation policy, and participation in (except during the Initial terms as described in Section 4 hereof) any stock option or incentive compensation plans, pension, profit sharing or other retirement plans, subject (in each case) to the terms of such plans and any provisions, rules, regulations and laws applicable to such plans. In exception, Executive will be entitled to a minimum of 4 weeks vacation annually, nonaccruing.

     6.   Reimbursement for Business Expenses. The Executive shall be reimbursed
          -----------------------------------
for all reasonable out-of-pocket business expenses incurred by him in the direct performance of his duties during his employment with the Company pursuant to the terms of this Agreement and in accordance with the Company's policies in effect from time to time. All requests for reimbursement shall be substantiated by invoices and other pertinent data reasonably satisfactory to the Company.

     7.   Performance. The Executive shall devote all of his working time and
          -----------
efforts to the business and affairs of the Company and to the diligent, faithful and competent performance of the duties and responsibilities assigned to him pursuant to this Agreement, except for vacations, weekends and holidays. Notwithstanding the foregoing, the Executive may render charitable, civic and outside committee services so long as such services do not materially interfere with the Executive's ability to discharge his duties, including, without limitation, such outside services as the Executive is currently performing.

     8.   Non-Disclosure of Proprietary Information; Non-Competition; Non-
          ---------------------------------------------------------------
Solicitation.
------------

               8.1. Confidential Information; Trade Secrets. As used in this
                    ---------------------------------------
          Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than Trade Secrets (as defined below). "Confidential Information" shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

               8.2. Non-Disclosure. The Executive will be exposed to Trade
                    --------------
          Secrets and Confidential Information as a result of his employment by the Company as provided in this Agreement. The Executive acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of the Executive's right to employment (or continued employment) under the terms of this Agreement, except as appropriate in connection with the performance of his obligations under this Agreement, the Executive shall not, without the express prior written consent of an officer of the Company other than the Executive, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two
          (2) years after the final date of the Term of this Agreement; and (ii) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. The Executive agrees to cooperate with any reasonable confidentiality requirements of the Company. The Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Executive becomes aware.

               8.3. Non-Competition. The Executive shall not, either directly or
                    ---------------
          indirectly, alone or in partnership, be connected or concerned with or participate in any other competing business or pursuit during any employment by the Company, except that the Executive may own up to three percent of the outstanding securities of a competing business the securities of which are registered with the Securities and Exchange Commission if such company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

               8.4. Non-Solicitation. For a period of one (1) year immediately
                    ----------------
          following any termination of the Executive's employment, the Executive will not solicit, or participate in any solicitation of, the customers, suppliers, Executives or representatives of the Company (or any of its subsidiaries or affiliated companies) to breach any contract with the Company, terminate any relationship with the Company or leave the Company. For purposes of this Agreement, customers shall be limited to actual customers or actively-sought prospective customers of the Company or any subsidiary or affiliate of the Company with whom the

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          Executive has had substantial contact during the Term of this
          Agreement.

     9.   Certain Definitions.
          -------------------

               9.1. Accrued Compensation. For purposes of this Agreement,
                    --------------------
          "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses, including, without limitation, any Annual Bonus, and incentive compensation, and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due.

               9.2. Base Amount. For purposes of this Agreement, "Base Amount"
                    -----------
          shall mean the Executive's annual Base Salary at the highest rate in effect on, or at any time during the ninety (90) day period prior to, the Termination Date and shall include all amounts of the Executive's Base Salary that are deferred under any qualified and non-qualified Executive benefit plans of the Company or any other agreement or arrangement.

               9.3. Cause. For purposes of this Agreement, a termination of
                    -----
          employment is for "Cause" if the Executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Company's committee of directors that the Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" (as hereinafter defined)) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however,
                                                            --------  -------
          that no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Company's committee of directors (with the assistance of the Executive's counsel if the Executive so desires). Any termination of the Executive's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 9.3.

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               9.4.  Change in Control. For purposes of this Agreement, a
                     -----------------
          "Change in Control" shall have occurred if:

               (i) a majority of the directors of the Company shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Company's committee of directors, or (B) who are then serving as directors appointed by the Company's committee of directors to fill vacancies on the committee of directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

               (ii) a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person (other than the Company, a subsidiary of the Company, an affiliate of the Company or the Executive) or Group (as defined below), which Group does not include the Executive; or

               (iii) there shall have occurred:

                        (A) a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);

                        (B) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property;

                        (C)  the sale or other disposition of all or
               substantially all of the assets of the Company (in one transaction or a series of transactions); or

                        (D)  the liquidation or dissolution of the Company;

          unless more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company or its resulting

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

          parent corporation (in the case of a statutory share exchange) is beneficially owned by the Executive or a Group that includes the Executive.

          9.5. Group. For purposes of this Agreement, "Group" shall mean any two
               -----
or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

          9.6. Disability. For purposes of this Agreement, "Disability" shall
               ----------
mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

          9.7. Good Reason.
               -----------

                 9.7.1. For purposes of this Agreement, "Good Reason" shall mean a good faith determination by the Executive, in the Executive's sole and absolute judgment, that any one or more of the following events has occurred, without the Executive's express written consent:

                         (i) a reduction by the Company in the Executive's Base Salary, as the same may be increased from time to time;

                         (i)    any failure to pay the Executive any
                 compensation or benefits to which he is entitled within five
                 (15) days of the date due;

                         (iii) the Company's requiring the Executive to be based anywhere other than within fifty (50) miles of the Executive's job location as of the date hereof, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the date hereof;

                         (iii) the taking of any action by the Company that would materially adversely affect the physical conditions existing in or under which the Executive performs his employment duties;

                         (viii) any purported termination of the Executive's
                 employment for Cause by the Company which does not comply with the terms of Section 9.3 hereof; or

                         (vi) any breach by the Company of any provision of this Agreement.

                         9.7.2. The Executive's right to terminate his
                 employment pursuant
          to this Section 9 shall not be affected by his incapacity due to physical or mental illness.

          9.8. Notice of Termination. For purposes of this Agreement, "Notice of
               ---------------------
Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          9.9. Termination Date. For purposes of this Agreement, "Termination
               ----------------
Date" shall mean, in the case of the Executive's death, his date of death, in the case of the Executive's voluntary termination, the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 12.1 hereof), the date specified in the Notice of Termination; provided, however, that if the Executive's employment is
                --------  ------
terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive; and provided further that in
                                                     -------- -------
the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.

     10.  Benefits and Payments Upon Termination of Employment.
          ----------------------------------------------------

                10.1. Compensation and Benefits. If, during the term of this
                      -------------------------
          Agreement, the Executive's employment with the Company shall be terminated, the Executive shall be entitled to the following compensation and benefits in the following circumstances:

                (i) If the Executive's employment with the Company shall be terminated by the Company for Cause or pursuant to Section 11.3 hereof, then the Company shall pay to the Executive all Accrued Compensation.

                (ii) If the Executive's employment with the Company shall be terminated by the Company due to Disability or by reason of the Executive's death, then the Company shall pay to the Executive all Accrued Compensation and the restrictions on any outstanding incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Executive on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Executive's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to time until the one (1) year anniversary of the Termination Date, and all performance units granted to the Executive shall become 100% vested.

               (iii) If the Executive's employment with the Company shall be terminated (A) by the Company pursuant to Section 11.2 hereof or (B) by the Executive pursuant to Section 11.4 hereof, then the Executive shall be entitled to the following:

                        (1) the Company shall pay the Executive all Accrued
               Compensation;

                        (2) the Company shall pay the Executive as severance pay
               and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to 50% of the Base Amount;

                        (3) for six (6) months or such longer period as may be
               provided by the terms of the appropriate program, practice or policy, the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive officers at any time during the 90-day period prior to the Termination Date or at any time thereafter, provided that the
                                                           --------
               Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder;

                        (4) the restrictions on any outstanding incentive awards
               (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Executive on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Executive's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to time until the tenth (10th) year anniversary of the Termination Date, and all performance units granted to the Executive shall become 100% vested; and

               (iv) The amounts provided for in subsection 10.1(i) shall be payable to Executive in a lump-sum on the Termination Date. The amounts provided for in subsection 10.1(iii) shall be payable to the Executive in substantially equal bi-weekly installments for a six (6) month period commending on the Termination Date and otherwise in accordance with the Company's payroll practices in effect from time to time.

               (iiii) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in subsection 10.1(iii)(3).

               10.2.  No Severance. The severance pay and benefits provided for
                      ------------
          in this Section 10 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

               10.3.  Other Compensation and Benefits. The Executive's
                      -------------------------------
          entitlement to any other compensation or benefits shall be determined in accordance with the Company's Executive benefit plans and other applicable programs, policies and practices then in effect.

     11.  Termination. The Executive's employment hereunder may be terminated
          -----------
without any breach of this Agreement only in accordance with this Section 11.

               11.1.  Termination by the Company for Cause. The Company may
                      ------------------------------------
          terminate the Executive's employment at any time for Cause by providing to the Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

               11.2.  Termination by the Company without Cause. The Company may
                      ----------------------------------------
          terminate the Executive's employment at any time without Cause by providing to the Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

               11.3.  Termination by the Executive. The Executive's employment
                      ----------------------------
          may be terminated by the Executive at any time by providing the Company with notice of such termination and specifying in the notice the effective date of such termination, which shall not be less than ninety (90) days after giving such notice, whereupon the Executive's employment shall terminate on the date specified in such notice and the Executive shall be entitled to all of the benefits and payments provided for under
          Section 10 hereof; provided, however, that following receipt of such
                             --------  -------
          notice, the Company may specify, in its discretion, the date on which the Executive's employment shall terminate so long as the date so specified is not more than ninety (90) days after the date on which the Executive shall have given notice, in which case the Executive's employment shall terminate on the date so specified by the Company.

               11.4. Termination by the Executive for Good Reason following a
                     --------------------------------------------------------
          Change of Control. For a one (1) year period following a Change of
          -----------------
          Control, the Executive's employment may be terminated by Executive for Good Reason at any time during such one (1) year period by providing the Company with a notice of such termination and specifying in the notice the effective date of such termination, whereupon the Executive's employment shall terminate on the date specified in such notice and the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

               11.5. Termination Upon Disability. The Company may terminate the
                     ---------------------------
          Executive's employment upon the Disability of the Executive by providing to the Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

               11.6. Death. In the event of the Executive's death during his
                     -----
          employment hereunder, the Executive's employment shall be automatically terminated, whereupon the Executive shall be entitled to all of the benefits and payments provided under Section 10 hereof.

     12.  Successors and Assigns.
          ----------------------

               12.1. Assumption and Agreement. This Agreement shall be binding
                     ------------------------
          upon and shall inure to the benefit of the Company, its successors and assigns, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment had been terminated pursuant to Section 11.2 hereof, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, Company shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 12.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               12.2.  Rights of Executive. This Agreement and all rights of the
                      -------------------
          Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee or other designee or, if there be no such designee, to the Executive's estate.

     13.  Injunctive Relief. The Company and the Executive agree that damages
          -----------------
are an inadequate remedy for, and that the Company or any successor to the business of the Company would be irreparably harmed by, any breach of Section 8 of this Agreement, and that the Company, any successor to the business of the Company or any permitted assignee of the Company shall be entitled to equitable relief in the form of a preliminary or permanent injunction upon any breach of
Section 8 hereof.

     15.  Notices. For the purpose of this Agreement, notices and all other
          -------
communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

          If to the Executive:

          Dennis P. Werner
          7570 Brigham Drive
          Atlanta, GA 30350

          If to the Company:

          Grace Development, Inc.
          1690 Chantilly Drive
          Atlanta, Georgia 30324

or to such other address(es) as either party may have furnished to the other party in writing in accordance with this Section.

     16.  Miscellaneous. No provision of this Agreement may be amended, modified
          -------------
or waived unless such amendment, modification or waiver (i) is agreed to in writing and is signed by the Executive and a representative of the Company, its successor or permitted assignee and (ii) has been approved by the committee of directors of the Company, its successor or any permitted assignee of the Company. No waiver by either party to this Agreement at any time of breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

     17.  Validity. The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     18.  Counterparts. This document may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     19.  Headings. The headings of the paragraphs contained in this document
          --------
are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of this Agreement.

     20.  Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the internal substantive laws, and not the choice of law rules, of the State of Georgia.

     21.  Arbitration. Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach thereof, other than the provisions of Section 9 hereof, shall, on the written request of one party served upon the other, be settled by binding arbitration in Fulton County, Georgia in accordance with the commercial arbitration rules then recognized by the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

     23.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements (if any), understandings and arrangements (oral or written) between the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and the Executive has executed and delivered this Agreement, all as of the date first written above.

                                            GRACE DEVELOPMENT, INC.

                                            By: /s/ Benjamin F. Holcomb III
                                               ---------------------------------
                                                    Benjamin F. Holcomb III
                                                    Chief Executive Officer

                                            By: /s/ James M. Blanchard
                                               ---------------------------------
                                                    James M. Blanchard
                                                    President

                                            /s/ Dennis P. Werner
                                            ------------------------------------
                                            DENNIS P. WERNER